UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 1, 2005

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number	Identification No.)

217 North Fourth Avenue, Sturgeon Bay, Wisconsin	54235

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(920) 743-5551

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, Baylake Corp.’s subsidiary bank adopted the Baylake Bank Supplemental Executive Retirement Plan (the “Plan”). The Plan is intended to reward certain management and highly compensated employees of the Bank who have contributed, and are expected to continue to contribute, to the Bank’s success by providing for deferred compensation in addition to that available under the Bank’s other retirement programs. Participants in the Plan are to be chosen by the Bank’s Executive Committee, and will initially include the executive officers of Baylake Corp. who are named below.

Under the Plan, the Bank may make discretionary annual contributions to participants’ accounts, and the participants have the opportunity to make additional contributions for their benefit and may elect to defer payment of certain bonus amounts. Participants have the right to make certain elections relating to the funds in their accounts. The Plan is deemed an “unfunded” plan for ERISA purposes.

The Bank is not required to make any contributions to the Plan. However, the Bank’s current intention is that the retirement income from the Plan, when combined with the Bank’s other retirement plans, provide an annual benefit approximating 60% of a participant’s compensation prior to retirement. The Bank’s initial contribution to the Plan has been calculated in a manner consistent with this objective. While the Bank’s Executive Committee expects to make future contributions following this same procedure, no contributions are mandated by the Plan and actual future contributions may be higher or lower, at the Executive Committee’s discretion. Additionally, there is no assurance under the Plan of any particular level of post-retirement compensation to a participant.

The Bank’s initial contributions have been invested in variable life insurance policies. The initial contributions for executive officers of Baylake Corp. who are participants are as follows: Thomas Herlache - $167,158; Susan Anschultz - $1,893; Marcia Cryderman - $27,574; Michael Gilson - $71,372; Sharon Haines - $62,515; Daniel Hanson - $11,064; John Hauser - $9,151; Steven Jennerjohn - $18,717; Daniel Maggle - $19,081; Jeffrey Miller - $15,658; Robert Swank - $27,169; Paul Wickmann - $ 25,714; Robert Zubella - $31,396.

Benefits are generally payable under the Plan upon retirement, subject to earlier payment under specified circumstances. A participant is always vested in his or her voluntary deferrals; Bank contributions vest after ten years of service and attaining age 55, with early vesting in the case of death, disability or a change in control. Accounts are payable in a lump sum or in installments.

As contemplated by Instruction B. 4. to Form 8-K, a copy of the Plan will be filed as an exhibit to a subsequent report.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005	BAYLAKE CORP. (Registrant)
	By:	/s/ Steven Jennerjohn
Steven Jennerjohn
Chief Financial Officer

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